                                                                                                       EXHIBIT 1.2

                                        GREENPOINT MORTGAGE SECURITIES LLC

                              Mortgage Pass-Through Certificates, Series [Deal Name]

        Initial Principal Amount                         Class                      Initial Pass-Through Rate
                 $[____]                         Class A-1 Certificates                      [____]%
                 $[____]                         Class A-2 Certificates                      [____]%
                 $[____]                         Class A-3 Certificates                      [____]%
                 $[____]                          Class R Certificates                       [____]%

                            FORM OF UNDERWRITING AGREEMENT (CERTIFICATES/NON-ITERATIVE)

                                            [___________] [__], 20[__]

[Underwriter]

Ladies and Gentlemen:

         GreenPoint  Mortgage  Securities LLC, a Delaware limited  liability  company (the “Company”),  proposes to sell to you (also  referred  to herein as the  “Underwriter”)  Mortgage  Pass-Through  Certificates,  Series  [Deal
Name], Class A-1, Class A-2, Class A-3, and Class R Certificates (collectively,  the “Certificates”),  other than a de minimis portion of the Class R Certificates,  having the aggregate  principal amounts and Pass-Through Rates set forth above.  The  Certificates,  together with the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class
B-3  Certificates of the same series,  will evidence the entire  beneficial  interest in the Trust Fund (as defined in the  Pooling  and  Servicing  Agreement  referred  to below),  consisting  primarily  of a pool (the  “Pool”) of conventional,  fixed-rate,  one- to four-family  residential  first lien mortgage  loans (the “Mortgage  Loans”) as described in the Prospectus  Supplement (as  hereinafter  defined) to be sold by the Company.  A de minimis portion of the Class R  Certificates  will not be sold  hereunder and will be held by  GreenPoint  Mortgage  Funding,  Inc.
(“GMFI”).

         The  Certificates  will be issued  pursuant to a pooling and servicing  agreement,  dated as of [________]
[__],  200[__] (the “Pooling and Servicing  Agreement”),  among the Company,  as seller,  GMFI, as master servicer, and  [_________],  as trustee (the  “Trustee”).  The  Certificates  are described more fully in the Base Prospectus and the Prospectus Supplement (each as hereinafter defined), which the Company has furnished to you.

1.       Representations, Warranties and Covenants.

1.1      The Company represents and warrants to, and agrees with you that:

(a)      The Company has filed with the  Securities  and Exchange  Commission  (the  “Commission”)  a  registration statement  (No.  333-[_______])  on Form S-3 for the  registration  under the  Securities  Act of 1933, as
         amended  (the  “Act”),  of  Mortgage  Pass-Through  Certificates  (issuable  in  series),   including  the
         Certificates,  which registration  statement has become effective,  and a copy of which, as amended to the date hereof,  has  heretofore  been  delivered to you.  The Company  proposes to file with the  Commission pursuant to Rule 424(b) under the rules and  regulations  of the  Commission  under the Act (the “1933 Act
         Regulations”) a prospectus  supplement (the “Prospectus  Supplement”),  to the prospectus dated [________]
         [__],  200[__]  (the “Base  Prospectus”),  relating  to the  Certificates  and the method of  distribution
         thereof.   Such  registration   statement  (No.   333-[________])   including  exhibits  thereto  and  any
         information  incorporated  therein by reference,  as amended at the date hereof, is hereinafter called the
         “Registration  Statement”;  and the Base  Prospectus  and the Prospectus  Supplement  and any  information incorporated  therein by reference,  together with any amendment thereof or supplement  thereto authorized by the  Company  on or prior to the  Closing  Date (as  defined  herein)  for use in  connection  with the offering of the  Certificates,  are  hereinafter  called the  “Prospectus.”  Any  preliminary  form of the
         Prospectus  Supplement  to be filed  pursuant to Rule 424(b) is referred to as a  “Preliminary  Prospectus
         Supplement” and,  together with the Base  Prospectus,  and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, a “Preliminary Prospectus.”

(b)      The Registration  Statement has become effective,  and the Registration Statement as of the effective date
         (the  “Effective  Date,”  as  defined  in this  paragraph),  and  the  Prospectus,  as of the  date of the
         Prospectus Supplement,  complied in all material respects with the applicable  requirements of the Act and the 1933 Act Regulations;  and the Registration  Statement,  as of the Effective Date, did not contain any untrue  statement  of a material  fact and did not omit to state any material  fact  required to be stated
         therein or  necessary  to make the  statements  therein  not  misleading;  and each  Issuer  Free  Writing
         Prospectus  (as defined  herein) as of its date did not, and the Approved  Offering  Materials (as defined herein) as of the date of the  Approved  Offering  Materials  did not and as of the Closing Date will not, and the  Prospectus,  as of the date of the Prospectus  Supplement did not and as of the Closing Date will not,  contain an untrue  statement  of a  material  fact and did not and will not omit to state a material fact  necessary in order to make the statements  therein,  in the light of the  circumstances  under which they  were  made,  not  misleading;  provided,  however,  that  neither  the  Company  nor GMFI  makes any representations  or  warranties  as to the  information  contained  in or  omitted  from the  Registration
         Statement,  the Approved  Offering  Materials or the  Prospectus  or any  amendment  thereof or supplement thereto  relating to the  information  therein  that is Excluded  Information  (as  defined  herein);  and provided,  further,  that  neither the  Company nor GMFI makes any  representations  or  warranties  as to either (i) any  information  contained  in any  Underwriter  Prepared  Issuer FWP (as  defined  herein) or
         Underwriter  Free Writing  Prospectus (as defined  herein)  except,  in each case to the extent of (x) any information  set  forth  therein  that  constitutes  Pool  Information  (as  defined  below)  or  (y)  any information  accurately  extracted from the Preliminary  Prospectus  Supplement or any Issuer Free Writing
         Prospectus and included in any Underwriter  Prepared  Issuer FWP, or (ii) any information  contained in or omitted from the portions of the Approved  Offering  Materials or Prospectus  identified by underlining or other  highlighting as shown in Exhibit B (the “Underwriter  Information”).  The Effective Date shall mean the  earlier  of the date on which  the  Prospectus  Supplement  is first  used and the time of the  first
         Contract of Sale (as defined herein) to which such Prospectus  Supplement  relates.  The initial effective date of the  Registration  Statement was within three years of the Closing Date. If the third  anniversary of the initial  effective  date occurs within six months after the Closing Date, the Company will use best efforts to take such action as may be necessary or appropriate  to permit the public  offering and sale of the Certificates as contemplated  hereunder.  The Company  acknowledges  that the Underwriter  Information constitutes  the only  information  furnished  in writing by you or on your  behalf for use in  connection with the preparation of the  Registration  Statement,  any Preliminary  Prospectus or the Prospectus,  and
         the Underwriter confirms that the Underwriter Information is correct.

(c)      (i) “ABS  Informational and  Computational  Materials” shall have the meaning given such term in Item 1101 of Regulation AB.

(ii)     “Approved Offering Materials” means the Preliminary Prospectus.

(iii)    “Contract  of Sale” has the same  meaning as in Rule 159 of the 1933 Act  Regulations  and all  Commission
                  guidance relating to Rule 159.

(iv)     “Excluded  Information” shall mean, with respect to (x) each of the Registration  Statement,  the Approved
                  Offering  Materials  and the  Prospectus,  the  information  identified by  underlining  or other highlighting  as  shown on  Exhibit  A, and (y) each  Underwriter  Prepared  Issuer  FWP and each
                  Underwriter Free Writing Prospectus,  all information  contained therein which is restated in, or is corrected and superseded by, the Approved Offering Materials.

(v)       “Free  Writing  Prospectus”  shall have the meaning  given such term in Rules 405 and 433 of the 1933 Act
                  Regulations.

(vi)     “Issuer Free Writing  Prospectus” shall mean any Free Writing  Prospectus  prepared by or on behalf of the
                  Company and  identified by the Company as an Issuer Free Writing  Prospectus  and relating to the
                  Certificates or the offering hereof.

(vii)    “Issuer  Information”  shall mean any  information  of the type specified in clauses (1) - (5) of footnote
                  271 of Commission  Release No.  33-8591  (Securities  Offering  Reform),  other than  Underwriter
                  Derived  Information.  Consistent with such definition,  “Issuer Information” shall not be deemed to  include  any  information  in a Free  Writing  Prospectus  solely by reason of the  Company's review of the  materials  pursuant  to  Section 4.4(e)  below  and,  consistent  with  Securities
                  Offering  Reform  Questions  and  Answers,  November  30,  2005  promulgated  by the staff of the
                  Commission,  “Issuer  Information”  shall not be  deemed to  include  any  information  in a Free
                  Writing  Prospectus  solely  by  reason  that the  Underwriter  has  agreed  not to use such Free
                  Writing Prospectus without consent of the Company.

(viii)   “Permitted  Additional  Materials” shall mean information that is not ABS  Informational and Computational
                  Materials  and  (x) that  are  referred  to in Section  4.4(c) so long as any Issuer  Information provided  by the  Underwriter  pursuant  to Section  4.4(c) is limited  to  information  included within the definition of ABS  Informational  and  Computational  Materials,  (y) that  constitute
                  Certificate price, yield,  weighted average life,  subscription or allocation  information,  or a trade  confirmation,  or  (z) otherwise  with respect to which the Company has  provided  written consent to the Underwriter to include in a Free Writing Prospectus.

(ix)     “Pool  Information”  means with respect to any Free Writing  Prospectus,  the information  with respect to the  characteristics  of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the  Company or GMFI to the  Underwriter  at the time most  recent to the date of such Free Writing Prospectus.

(x)      “Underwriter  Derived  Information”  shall refer to  information  of the type  described in  clause (5) of footnote 271 of Commission  Release No.  33-8591  (Securities  Offering  Reform) when prepared by the Underwriter,  including  traditional  computational and analytical  materials prepared by the
                  Underwriter.

(xi)     “Underwriter Free Writing  Prospectus” shall mean all Free Writing  Prospectuses  prepared by or on behalf of the  Underwriter  other than any  Underwriter  Prepared  Issuer FWP,  including  any Permitted
                  Additional Materials.

(xii)    “Underwriter  Prepared Issuer FWP” shall mean any Free Writing Prospectus  prepared by or on behalf of the
                  Underwriter  that  contains any Issuer  Information,  including  any Free Writing  Prospectus  or portion thereof  prepared by or on behalf of the Underwriter  that contains only a description of the final terms of the Certificates or of the offering of the Certificates.

(xiii)   “Written Communication” shall have the meaning given such term in Rule 405 of the 1933 Act Regulations.

(d)      The  Company  has been duly  organized  and is validly  existing  as a limited  liability  company in good standing  under the laws of the State of Delaware and has the requisite  power to own its  properties  and to conduct its business as presently conducted by it.

(e)      The  Company was not,  as of any date on or after  which a bona fide offer (as used in Rule  164(h)(2)  of the 1933 Act  Regulations)  of the  Certificate is made an Ineligible  Issuer,  as such term is defined in
         Rule 405 of the 1933 Act  Regulations.  The Company shall comply with all applicable  laws and regulations in connection  with the use of Free Writing  Prospectuses,  including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing  Prospectuses,  including but not limited to Commission Release No. 33-8591.

(f)      This Agreement has been duly authorized, executed and delivered by the Company.

(g)      As of the Closing Date (as defined herein) the Certificates  will conform in all material  respects to the description  thereof contained in the Prospectus and the  representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

1.2      GMFI represents and warrants to, and agrees with you that as of the Closing Date the  representations  and warranties of GMFI in the Pooling and Servicing Agreement will be true and correct in all material respects.

1.3      The Underwriter represents and warrants to and agrees with the Company and GMFI that:

(a)      No purpose of the  Underwriter  relating to the purchase of the Class R Certificates by the Underwriter is or will be to enable the Company to impede the assessment or collection of any tax.

(b)      The  Underwriter has no present  knowledge or expectation  that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

(c)      The  Underwriter  has no present  knowledge or expectation  that it will become  insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

(d)      No purpose of the  Underwriter  relating to any sale of any of the Class R Certificates by the Underwriter will be to enable it to impede the  assessment  or  collection  of tax. In this  regard,  the  Underwriter hereby  represents  to and for the  benefit of the Company  and GMFI that the  Underwriter  intends to pay taxes  associated  with holding the Class R  Certificates  (other than with respect to the portion of each of the Class R Certificates  retained by GMFI), as they become due, fully  understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

(e)      The Underwriter  will, in connection  with any transfer it makes of the Class R Certificates,  obtain from its  transferee  the  affidavit  required  by  Section  5.02(f)(i)(B)(I)  of  the  Pooling  and  Servicing
         Agreement,  will  not  consummate  any such  transfer  if it knows  or  believes  that any  representation contained  in such  affidavit  is false and will  provide the  Trustee  with the  Certificate  required by
         Section 5.02(f)(i)(B)(II) of the Pooling and Servicing Agreement.

(f)      The  Underwriter  hereby  certifies  that (i) with  respect  to any  classes  of  Certificates  issued  in authorized  denominations  or  Percentage  Interests  of less than a notional  amount of  $2,000,000  or a
         Percentage  Interest of 20% the fair market value of each such  Certificate sold to any person on the date of initial sale thereof by the  Underwriter  will not be less than  $100,000 and (ii) with respect to each class of  Certificates  to be  maintained  on the  book-entry  records  of The  Depository  Trust  Company
         (“DTC”),  the interest in each such class of  Certificates  sold to any person on the date of initial sale thereof by the  Underwriter  will not be less than the minimum  denomination  indicated  for such class of
         Certificates in the Prospectus Supplement.

(g)      The Underwriter will have funds available at  [____________],  in the  Underwriter's  account at such bank at the time all  documents  are executed  and the closing of the sale of the  Certificates  is  completed, except for the transfer of funds and the delivery of the  Certificates.  Such funds will be available  for immediate transfer into the account of GMFI maintained at such bank.

(h)      As of the  date  hereof  and as of  the  Closing  Date,  the  Underwriter  has  complied  with  all of its obligations  hereunder and all Underwriter  Prepared  Issuer FWP and Underwriter  Information are accurate in all material  respects  (taking into account the assumptions  explicitly set forth in such  Underwriter
         Prepared  Issuer FWP,  except for any  Excluded  Information  and to the extent of (x) any errors  therein that are caused by errors or omissions in the Pool  Information) or (y) information  accurately  extracted from the  Preliminary  Prospectus  Supplement  or any Issuer Free Writing  Prospectus  and included in any
         Underwriter  Prepared  Issuer FWP. The Underwriter  Prepared Issuer FWP delivered to the Company,  if any, constitute  a complete  set of all  Underwriter  Prepared  Issuer FWP  furnished  to any  investor  by the
         Underwriter in connection with the offering of any Certificates.

(i)      Prior to the Closing  Date,  the  Underwriter  shall notify the Company and GMFI of the earlier of (x) the date on which the  Prospectus  Supplement is first used and (y) the time of the first  Contract of Sale to which such Prospectus Supplement relates.

1.4      The  Underwriter  covenants and agrees to pay  directly,  or reimburse the Company or GMFI upon demand for
(i) any and all taxes  (including  penalties and interest)  owed or asserted to be owed by the Company or GMFI as a result  of a  claim  by the  Internal  Revenue  Service  that  the  transfer  of the  Class R  Certificates  to the
Underwriter  hereunder or any transfer  thereof by the  Underwriter may be disregarded for federal tax purposes and
(ii) any and all losses,  claims, damages and liabilities,  including attorney's fees and expenses,  arising out of any failure of the Underwriter to make payment or  reimbursement  in connection with any such assertion as required in (i)  above.  In  addition,  the  Underwriter  acknowledges  that  on the  Closing  Date  immediately  after  the transactions  described  herein it will be the owner of the Class R Certificates  (other than a de minimis  portion of the Class R Certificates  to be held by GMFI) for federal tax purposes,  and the  Underwriter  covenants that it will not  assert  in any  proceeding  that the  transfer  of the  Class R  Certificates  from  the  Company  to the
Underwriter should be disregarded for any purpose.

2.       Purchase  and Sale.  Subject to the terms and  conditions  and in reliance  upon the  representations  and warranties  herein set forth,  the Company  agrees to sell to you, and you agree to purchase from the Company,  the
Certificates  (other  than a de minimis  portion of the Class R  Certificates,  which shall be  transferred  by the
Company to GMFI) at a price equal to [_____]% of the aggregate  certificate  principal  balance of the Certificates as of the Closing  Date (as defined  herein).  There will be added to the  purchase  price of the  Certificates  an amount equal to interest  accrued  thereon  from the Cut-off Date up to but not  including  the Closing  Date.  The purchase  price for the  Certificates  was agreed to by the Company in reliance  upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

3.       Delivery  and  Payment.  Delivery  of and  payment  for the  Certificates  shall be made at the  office of
Orrick,  Herrington & Sutcliffe LLP at 10:00 a.m., New York City time, on [_________]  [__],  200[__] or such later date as you shall  designate,  which date and time may be postponed by agreement  between you and the Company (such date and time of delivery and payment for the  Certificates  being herein called the “Closing  Date”).  Delivery of the [Deal  Name],  Class A-1,  Class A-2 and Class A-3  Certificates  shall be made to you through  the  Depository
Trust  Company  (“DTC”)  (such  Certificates,  the “DTC  Registered  Certificates”),  and  delivery  of the Class R
Certificates (the “Definitive  Certificates”) shall be made in registered,  certificated form, in each case against payment by you of the purchase  price thereof to or upon the order of the Company by wire  transfer in  immediately available funds.  The Definitive  Certificates  shall be registered in such names and in such  denominations as you may  request  not less than two  business  days in advance of the  Closing  Date.  The  Company  agrees to have the
Definitive  Certificates  available for  inspection,  checking and packaging by you in New York, New York not later than 9:00 a.m. on the Closing Date.

4.       Offering by Underwriter.

4.1      It is  understood  that you propose to offer the  Certificates  for sale to the public as set forth in the
Prospectus  and you agree that all such  offers and sales by you shall be made in  compliance  with all  applicable laws and  regulations.  Prior  to the date of the  first  Contract  of Sale  made  based on the  Approved  Offering
Materials,  you have not pledged,  sold,  disposed of or otherwise  transferred any Certificate,  Mortgage Loans or any interest in any Certificate.

4.2      It is understood that you will solicit offers to purchase the Certificates as follows:

(a)      Prior to the time you have  received the  Approved  Offering  Materials  you may, in  compliance  with the provisions of this  Agreement,  solicit offers to purchase  Certificates;  provided,  that you shall not accept any such offer to purchase a Certificate or any interest in any  Certificate  or Mortgage Loan or otherwise  enter into any Contract of Sale for any  Certificate,  any  interest in any  Certificate  or any  Mortgage  Loan prior to your conveyance of Approved Offering Materials to the investor.

(b)      any Written  Communication  relating to the  Certificates  made by an Underwriter  in compliance  with the terms of this Agreement  prior to the time such  Underwriter  has entered into a Contract of Sale for  Certificates shall  prominently  set forth the following  statements  (or a  substantially  similar  statements  approved by the
Company):

                  The information in this free writing prospectus,  if conveyed prior to the time of your contractual commitment to purchase any of the Certificates,  supersedes any  information  contained  in any prior  similar  materials  relating  to the
                  Certificates.  The information in this free writing  prospectus is preliminary, and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering of the Certificates  referred to in this free writing prospectus and to solicit an offer to purchase the Certificates,  when, as and if issued.  Any such offer to purchase  made  by  you  will  not  be  accepted  and  will  not  constitute  a contractual  commitment  by you to purchase any of the  Certificates,  until we have accepted your offer to purchase Certificates.

                  The Certificates  referred to in these materials are being sold when, as and if issued.  The issuer is not obligated to issue such  Certificates or any similar security  and the  underwriter's  obligation  to deliver such  Certificates  is subject to the terms and  conditions  of the  underwriting  agreement  with the issuer and the availability of such Certificates  when, as and if issued by the
                  issuer.  You  are  advised  that  the  terms  of  the  Certificates,   and  the
                  characteristics  of the mortgage loan pool backing them, may change (due, among other things,  to the  possibility  that mortgage  loans that comprise the pool may become  delinquent  or  defaulted  or may be removed or  replaced  and that similar or different  mortgage  loans may be added to the pool, and that one or more classes of  Certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised that Certificates may not be issued that have the characteristics  described in these  materials.  The  underwriter's  obligation to sell such  Certificates to
                  you  is  conditioned  on  the  mortgage  loans  and  Certificates   having  the
                  characteristics  described  in these  materials.  If for any  reason the issuer does not deliver  such  Certificates,  the  underwriter  will  notify you,  and neither  the  issuer nor any  underwriter  will have any  obligation  to you to deliver  all or any portion of the  Certificates  which you have  committed  to purchase,  and none of the  issuer nor any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

4.3      It is  understood  that you will not enter into a Contract of Sale with any  investor  until the  Approved
Offering  Materials  have been conveyed to the investor with respect to the  Certificates  which are the subject of such Contract of Sale.

4.4      It is  understood  that you may  prepare  and  provide  to  prospective  investors  certain  Free  Writing
Prospectuses, subject to the following conditions:

(a)      Unless  preceded or accompanied by a prospectus  satisfying the  requirements of Section 10(a) of the Act, the  Underwriter  shall not convey or deliver any Written  Communication  to any person in connection with the initial offering of the  Certificates,  unless such Written  Communication  (i) is made in reliance on
         Rule 134 under the Act, (ii)  constitutes a prospectus  satisfying the requirements of Rule 430B under the
         Act or (iii)  constitutes  a Free  Writing  Prospectus  (as defined in Section  1.1(c)  above)  consisting
         solely  of   (x) information   of  a  type  included  within  the  definition  of  ABS  Informational  and
         Computational  Materials  (as  defined  below),  (y) Permitted  Additional  Materials  or (z)  information accurately  extracted from the  Preliminary  Prospectus  Supplement or any Issuer Free Writing  Prospectus
         and included in any Underwriter Prepared Issuer FWP or any Underwriter Free Writing Prospectus.

(b)      The  Underwriter  shall comply with all applicable laws and regulations in connection with the use of Free
         Writing  Prospectuses,  including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all
         Commission  guidance  relating to Free  Writing  Prospectuses,  including  but not  limited to  Commission
         Release No. 33-8591.

(c)      It is understood and agreed that all information  provided by the  Underwriter to or through  Bloomberg or
         Intex or similar  entities  for use by  prospective  investors,  or imbedded  in any CDI file  provided to prospective investors,  or in any email or other electronic message provided to prospective investors,  to the extent  constituting a Free Writing  Prospectus,  shall be deemed for purposes of this Agreement to be an Underwriter  Free Writing  Prospectus  and shall not be subject to the required  consent of the Company set forth in the third sentence in Section 4.4(e). In connection  therewith,  the Underwriter  agrees that it shall not provide any information  constituting  Issuer Information  through the foregoing media unless
         (i) such  information or substantially  similar  information is contained either in an Issuer Free Writing
         Prospectus  or in an  Underwriter  Prepared  Issuer FWP in compliance  with Section  4.4(e) or (ii) to the extent such information  consists of the terms of the Certificates,  the final version of the terms of the
         Certificates  or  substantially  similar  information  is  contained  either  in an  Issuer  Free  Writing
         Prospectus or in an Underwriter Prepared Issuer FWP in compliance with Section 4.4(e).

(d)      All  Free  Writing  Prospectuses  provided  to  prospective  investors,  whether  or not  filed  with  the
         Commission,  shall bear a legend including the following  statement (or a substantially  similar statement approved by the Company):

                           “THE  DEPOSITOR  HAS  FILED  A  REGISTRATION  STATEMENT  (INCLUDING  A
                           PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION (THE SEC) FOR
                           THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST,
                           YOU SHOULD READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND
                           OTHER DOCUMENTS THE       DEPOSITOR  HAS  FILED  WITH THE SEC FOR MORE
                           COMPLETE  INFORMATION  ABOUT THE DEPOSITOR  AND THE OFFERING.  YOU MAY
                           GET THESE  DOCUMENTS  AT NO CHARGE  BY  VISITING  EDGAR ON THE SEC WEB
                           SITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR
                           ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE
                           PROSPECTUS  AT NO  CHARGE  IF  YOU  REQUEST  IT BY  CALLING  TOLL-FREE
                           1-8[XX-XXX-XXXX] OR VIA EMAIL AT ______________.

         Each of the Underwriter  and the Company shall have the right to request  additional  specific  legends or notations to appear on any Free Writing  Prospectus and shall have the right to require changes  regarding the use of  terminology  and the right to determine the types of  information  appearing  therein with the approval of the other (which shall not be unreasonably withheld).

(e)      The  Underwriter  shall deliver to the Company and its counsel (in such format as  reasonably  required by the Company),  prior to the proposed date of first use thereof,  (unless such timing requirement is waived by the Company),  any  Underwriter  Prepared Issuer FWP (as defined  above).  To facilitate  filing to the extent required by Section 5.10 or 5.11, as applicable,  all Underwriter  Derived Information shall be set forth in a document  separate  from any  Underwriter  Prepared  Issuer FWP including  Issuer  Information.
         Consent  to use of any  Underwriter  Prepared  Issuer  FWP must be  given by the  Company  in  written  or electronic  format  before the  Underwriter  provides  the  Underwriter  Prepared  Issuer FWP to investors pursuant to the terms of this  Agreement.  Notwithstanding  the foregoing,  the  Underwriter  shall not be required  to deliver or obtain  consent to use an  Underwriter  Prepared  Issuer FWP to the extent that it does not contain substantive  changes from or additions to any Underwriter  Prepared Issuer FWP previously approved by the  Company.  In the event that the  Underwriter  uses any  Underwriter  Prepared  Issuer FWP without complying with the foregoing  requirements,  that Underwriter  Prepared Issuer FWP shall be deemed to be an Underwriter Free Writing Prospectus for purposes of Section 7.1 and 7.2.

(f)      The  Underwriter  shall  provide  the  Company  with  a  letter  from   [___________],   certified  public
         accountants,  prior to the Closing  Date,  satisfactory  in form and  substance to the  Company,  GMFI and their  respective  counsels  and the  Underwriter,  to the effect  that such  accountants  have  performed certain specified  procedures,  all of which have been agreed to by the Company and the Underwriter,  as a result of which they  determined  that certain  information  of an  accounting,  financial or  statistical nature that is included in any Underwriter  Prepared Issuer FWP, other than any Pool  Information  therein and any information  accurately  extracted from the Preliminary  Prospectus  Supplement or any Issuer Free
         Writing  Prospectus and included in such  Underwriter  Prepared  Issuer FWP, is accurate except as to such matters  that are not deemed by the Company and the  Underwriter  to be  material.  The  foregoing  letter shall be at the expense of the Underwriter.

(g)      None of the information in any Free Writing  Prospectus may conflict with the  information  then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof.

(h)      The  Company  shall  not be  obligated  to file any  Issuer  Free  Writing  Prospectuses  that  have  been determined to contain any material error or omission  unless such Issuer Free Writing  Prospectus has been provided to a prospective  investor,  in which case, the  Underwriter  shall cooperate with the Company to prepare a  corrective  Issuer  Free  Writing  Prospectus  that the  Underwriter  will  provide to any such prospective  investor  and the Company  shall file to the extent  required  herein.  In the event that the
         Underwriter  becomes aware that, as of the date on which an investor  entered into a Contract of Sale, any
         Free  Writing  Prospectus  prepared by or on behalf of the  Underwriter  and  delivered  to such  investor contained any untrue  statement of a material fact or omitted to state a material fact  necessary in order to make the statements  contained therein,  in light of the circumstances  under which they were made, not misleading (such Free Writing Prospectus,  a “Defective Free Writing  Prospectus”),  the Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

(i)      If the Underwriter  does not provide any Free Writing  Prospectuses to the Company  pursuant to subsection
         (e) above, the Underwriter  shall be deemed to have  represented,  as of the Closing Date, that it did not provide any  prospective  investors with any  information in written or electronic form in connection with the offering of the Certificates that would constitute an Underwriter Prepared Issuer FWP.

(j)      In the event of any delay in the delivery by the  Underwriter to the Company of any  Underwriter  Prepared
         Issuer FWP required to be delivered in accordance  with  subsection  (e) above,  or in the delivery of the accountant's  comfort letter in respect thereof  pursuant to subsection (f) above,  the Company shall have the  right to delay the  release  of the  Prospectus  to  investors  or to the  Underwriter,  to delay the
         Closing  Date and to take  other  appropriate  actions  in each  case as  necessary  in order to allow the
         Company to comply with its agreement set forth in Section 5.10 to file such  Underwriter  Prepared  Issuer
         FWP by the time specified therein.

(k)      The Underwriter  represents that it has in place, and covenants that it shall maintain,  internal controls and  procedures  which it  reasonably  believes  to be  sufficient  to  ensure  full  compliance  with all applicable  legal  requirements of the 1933 Act Regulations with respect to the generation and use of Free
         Writing  Prospectuses in connection with the offering of the Certificates.  In addition,  each Underwriter shall,  for a period of at least three years after the date hereof,  maintain  written  and/or  electronic records of the following:

(i)      any Free Writing Prospectus used by the Underwriter to solicit offers to purchase Certificates to the extent not filed with the Commission;

(ii)     regarding each Free Writing Prospectus delivered by the Underwriter to an investor, the date of such delivery and identity of such investor; and

(iii)    regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.

(l)      The  Underwriter  covenants with the Company that after the final  Prospectus is available the Underwriter shall not  distribute  any written  information  concerning  the  Certificates  to a prospective  investor unless such  information is preceded or accompanied by the final  Prospectus.  It is understood and agreed that the use of written  information  in  accordance  with the  preceding  sentence is not a Free  Writing
         Prospectus and is not otherwise restricted or governed in any way by this Agreement.

(m)      The Underwriter  shall not use any Free Writing  Prospectus in connection with the  solicitation of offers to purchase  Certificates from any prospective  investor in a class of Certificates with  denominations of less than $25,000 or otherwise  designated as a “retail” class of Certificates,  and the Underwriter shall not  authorize  any such  use of any  Free  Writing  Prospectus  by any  dealer  that  purchases  any such
         Certificates from the Underwriter.

4.5      You  further  agree  that on or prior to the sixth  day after the  Closing  Date,  you shall  provide  the
Company with a certificate,  substantially in the form of Exhibit C attached hereto,  setting forth (i) in the case of each class of Certificates,  (a) if less than 10% of the aggregate  certificate  principal balance of such class of Certificates  has been sold to the public as of such date, the value  calculated  pursuant to clause (b)(iii) of
Exhibit C hereto,  or,  (b) if 10% or more of such  class of  Certificates  has been sold to the  public as of such date but no single price is paid for at least 10% of the aggregate  certificate  principal balance of such class of
Certificates,  then the weighted  average price at which the  Certificates  of such class were sold  expressed as a percentage of the certificate  principal balance of such class of Certificates  sold, or (c) the first single price at which at least 10% of the aggregate  certificate  principal  balance of such class of  Certificates  was sold to the  public,  (ii) the  prepayment  assumption  used in pricing  each class of  Certificates,  and (iii) such other information as to matters of fact as the Company may  reasonably  request to enable it to comply with its reporting requirements  with  respect to each class of  Certificates  to the extent  such  information  can in the good faith judgment of the Underwriter be determined by it.

4.6      The  Underwriter  agrees that (i) if the Prospectus is not delivered with the  confirmation in reliance on
Rule 172,  it will include in every  confirmation  sent out the notice  required by Rule 173 informing the investor that the sale was made  pursuant to the  Registration  Statement  and that the  investor  may request a copy of the
Prospectus  from the  Underwriter;  (ii) if a paper copy of the  Prospectus is requested by a person who receives a confirmation,  Underwriter  shall  deliver a printed or paper copy of such  Prospectus;  and (iii) if an electronic copy of the  Prospectus is delivered by the  Underwriter  for any purpose,  such copy shall be the same  electronic file  containing  the  Prospectus in the identical  form  transmitted  electronically  to the  Underwriter by or on behalf of the Company  specifically  for use by the Underwriter  pursuant to this Section 4.6; for example,  if the
Prospectus  is  delivered  to the  Underwriter  by or on behalf of the Company in a single  electronic  file in pdf format,  then the  Underwriter  will deliver the electronic  copy of the  Prospectus in the same single  electronic file in pdf format.  The  Underwriter  further  agrees that (i) if it delivers to an investor the Prospectus in pdf format,  upon the Underwriter's  receipt of a request from the investor within the period for which delivery of the
Prospectus is required,  the Underwriter  will promptly  deliver or cause to be delivered to the investor,  without charge,  a paper copy of the Prospectus  and (ii) it will provide to the Company any  Underwriter  Prepared  Issuer
FWP, or portions  thereof,  which the Company is required to file with the Commission in electronic format and will use reasonable  efforts to provide to the Company such  Underwriter  Prepared Issuer FWP, or portions  thereof,  in either Microsoft Word® or Microsoft  Excel® format and not in a pdf, except to the extent that the Company,  in its sole discretion, waives such requirements.

5.       Agreements.  The Company and you agree as follows:

5.1      Before  amending or  supplementing  the  Registration  Statement  or the  Prospectus  with  respect to the
Certificates, the Company will furnish you with a copy of each such proposed amendment or supplement.

5.2      The Company will cause the  Preliminary  Prospectus  and  Prospectus  Supplement to be  transmitted to the
Commission  for filing  pursuant to Rule 424(b) under the Act by means  reasonably  calculated  to result in filing with the Commission pursuant to said rule.

5.3      If,  during  the  period  after the first  date of the  public  offering  of the  Certificates  in which a prospectus  relating to the  Certificates  is required to be delivered  under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus,  as then amended or supplemented,  in order to make the statements  therein,  in the light of the  circumstances  when the Prospectus is delivered to a purchaser,  not misleading,  or if it shall be necessary to amend or supplement  the  Prospectus to comply with the Act or the 1933
Act Regulations,  the Company promptly will prepare and furnish,  at its own expense,  to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or  supplemented  will not, in the light of the  circumstances  when the  Prospectus  is delivered to a purchaser,  be  misleading  or so that the
Prospectus will comply with law.

5.4      If the Company or the Underwriter  determines or becomes aware that any Written  Communication  (including without  limitation any Approved  Offering  Materials) or oral statement (when  considered in conjunction  with all information  conveyed at the time of Contract of Sale)  contains an untrue  statement of material  fact or omits to state a material fact necessary to make the statements,  in light of the circumstances  under which they were made, not  misleading at the time that a Contract of Sale was entered  into,  either the Company or the  Underwriter  may prepare  corrective  information with notice to the other party, and the Underwriter shall deliver such information in a manner  reasonably  acceptable to both  parties,  to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

(a)      Adequate disclosure of the contractual arrangement;

(b)      Adequate  disclosure of the person's  rights under the existing  Contract of Sale at the time  termination is sought;

(c)      Adequate  disclosure of the new information  that is necessary to correct the  misstatements  or omissions in the information given at the time of the original Contract of Sale; and

(d)      A meaningful  ability to elect to terminate or not  terminate  the prior  Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs  incurred to the investor in connection  with any such  termination  or  reformation  shall be subject to
Sections 7.1 and 7.2, as applicable.

5.5      The  Company  will  furnish  to you,  without  charge,  a copy of the  Registration  Statement  (including exhibits  thereto)  and, so long as delivery of a  prospectus  by an  underwriter  or dealer may be required by the
Act, as many copies of the  Prospectus,  any documents  incorporated  by reference  therein and any  amendments and supplements  thereto as you may  reasonably  request;  provided,  however,  that if the Prospectus is not delivered with the  confirmation  in reliance on  Rule 172,  you will  provide the notice  specified  in Section 4.6 in every confirmation and will deliver a paper copy of the prospectus to those investors that request a paper copy thereof.

5.6      The Company agrees,  so long as the  Certificates  shall be  outstanding,  or until such time as you shall cease to maintain a secondary  market in the  Certificates,  whichever  first occurs,  to deliver to you the annual statement  as to  compliance  delivered  to the  Trustee  pursuant to Section  3.18 of the  Pooling  and  Servicing
Agreement and the annual statement of a firm of independent  public  accountants  furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

5.7      The Company will endeavor to arrange for the  qualification  of the  Certificates  for sale under the laws of such  jurisdictions  as you may reasonably  designate and will maintain such  qualification in effect so long as required  for the initial  distribution  of the  Certificates;  provided,  however,  that the Company  shall not be required to qualify to do  business  in any  jurisdiction  where it is not now so  qualified  or to take any action that  would  subject  it to general or  unlimited  service  of process in any  jurisdiction  where it is not now so subject.

5.8      If the  transactions  contemplated  by this  Agreement  are  consummated,  the Company or GMFI will pay or cause to be paid all expenses  incident to the  performance  of the  obligations of the Company and GMFI under this
Agreement,  and will reimburse you for any reasonable  expenses  (including  reasonable fees and  disbursements  of counsel)  reasonably  incurred  by  you  in  connection  with  qualification  of  the  Certificates  for  sale  and determination  of their  eligibility  for investment  under the laws of such  jurisdictions  as you have reasonably requested  pursuant to Section 5.7 above and the printing of memoranda  relating  thereto,  for any fees charged by investment  rating  agencies for the rating of the  Certificates,  and for expenses  incurred in  distributing  the
Prospectus  (including any amendments and supplements thereto) to the Underwriter.  Except as herein provided,  you shall be responsible for paying all costs and expenses  incurred by you,  including the fees and  disbursements  of your counsel, in connection with the purchase and sale of the Certificates.

5.9      If,  during the period  after the  Closing  Date in which a  prospectus  relating to the  Certificates  is required  to be  delivered  under  the  Act,  the  Company  receives  notice  that  a  stop  order  suspending  the effectiveness  of the  Registration  Statement or preventing the offer and sale of the  Certificates  is in effect, the Company will advise you of the issuance of such stop order.

5.10     The  Company  shall file any Issuer Free  Writing  Prospectus,  and any  Underwriter  Prepared  Issuer FWP
provided to it by the Underwriter under Section 4.4, not later than the date of first use thereof, except that:

(a)      any Issuer Free  Writing  Prospectus  or  Underwriter  Prepared  Issuer FWP or portion  thereof  otherwise required to be filed that contains only (1) a description  of the final terms of the  Certificates  may be filed by the Company within two days of the later of the date such final terms have been  established  for all  classes  of  Certificates  and the date of  first  use,  and (2) a  description  of the  terms of the
         Certificates  that does not reflect the final  terms after they have been  established  for all classes of all Certificates is not required to be filed; and

(b)      if the Issuer Free Writing  Prospectus or Underwriter  Prepared Issuer FWP includes only  information of a type included in the definition of ABS Informational and Computational  Materials,  the Company shall file the same within the later of two business days after the  Underwriter  first provides this  information to investors  and the date upon which the  Company is  required to file the  Prospectus  Supplement  with the
         Commission pursuant to Rule 424(b)(3) of the Act.

provided further,  that prior to the filing of any Underwriter  Prepared Issuer FWP by the Company, the Underwriter
must comply  with its  obligations  pursuant to Section 4.4 and that the Company  shall not be required to file any
Free  Writing  Prospectus  to the extent  such Free  Writing  Prospectus  includes  information  in a Free  Writing
Prospectus,  Preliminary  Prospectus or Prospectus  previously  filed with the  Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.11     The  Underwriter  shall file any  Underwriter  Free Writing  Prospectus  that has been  distributed by the
Underwriter in a manner reasonably designed to lead to its broad,  unrestricted  dissemination  within the later of two business days after the  Underwriter  first provides this  information to investors and the date upon which the
Company is required to file the Prospectus  Supplement  with the  Commission  pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided,  however,  that the Underwriter shall not be required to file any Underwriter Free Writing  Prospectus to the extent such Underwriter  Free Writing  Prospectus  includes information  in a Free  Writing  Prospectus,  Preliminary  Prospectus  or  Prospectus  previously  filed  with  the
Commission or that does not contain substantive  changes from or additions to a Free Writing Prospectus  previously filed with the Commission.

5.12     The Company  acknowledges  and agrees that the  Underwriter  is acting  solely in the capacity of an arm's length  contractual  counterparty  to the Company with respect to the offering of  securities  contemplated  hereby
(including  in  connection  with  determining  the  terms of the  offering)  and not as a  financial  advisor  or a fiduciary to, or an agent of, the Company or any other person.  Additionally,  the  Underwriter is not advising the company  or  any  other  person  as to  any  legal,  tax,  investment,  accounting  or  regulatory  matters  in any jurisdiction.  The Company shall  consult with its own advisors  concerning  such matters and shall be  responsible for making its own  independent  investigation  and  appraisal of the  transactions  contemplated  hereby,  and the
Underwriter  shall have no  responsibility  or liability to the Company  with  respect  thereto.  Any review by the
Underwriter of the Company,  the transactions  contemplated  hereby or other matters relating to such  transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

6.       Conditions  to  the  Obligations  of  the  Underwriter.  The  Underwriter's  obligation  to  purchase  the
Certificates shall be subject to the following conditions:

6.1      No stop order  suspending the  effectiveness  of the  Registration  Statement  shall be in effect,  and no proceedings  for that purpose shall be pending or, to the knowledge of the Company,  threatened by the  Commission;
and the Prospectus  Supplement  shall have been filed or transmitted for filing by means  reasonably  calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

6.2      Since  [________]  [__],  20[__]  there shall have been no material  adverse  change (not in the  ordinary course of business) in the condition of the Company or GMFI.

6.3      The Company shall have  delivered to you a certificate,  dated the Closing Date, of an Authorized  Officer of the  Company to the effect  that the signer of such  certificate  has  examined  this  Agreement,  the  Approved
Offering Materials,  the Prospectus,  the Pooling and Servicing Agreement and various other closing documents,  and that, to the best of his or her knowledge after reasonable investigation:

(a)      the  representations  and  warranties  of the Company in this  Agreement  and in the Pooling and Servicing
         Agreement are true and correct in all material respects; and

(b)      the Company  has, in all  material  respects,  complied  with all the  agreements  and  satisfied  all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

6.4      GMFI shall have delivered to you a certificate,  dated the Closing Date, of an Authorized  Officer of GMFI to the effect  that the signer of such  certificate  has  examined  the Pooling and  Servicing  Agreement  and this
Agreement and that, to the best of his or her knowledge after reasonable  investigation,  the  representations  and warranties of GMFI  contained in the Pooling and Servicing  Agreement and in this Agreement are true and correct in all material respects.

6.5      You shall have  received  the  opinions of Orrick,  Herrington & Sutcliffe  LLP,  special  counsel for the
Company and GMFI,  dated the Closing  Date and in a form and  substance  reasonably  satisfactory  to you,  and the opinion  of  in-house  counsel  for the  Company  and GMFI,  dated  the  Closing  Date and in a form and  substance reasonably satisfactory to you.

6.6      The Underwriter  shall have received from  [________],  certified public  accountants,  (a) a letter dated the date hereof and  satisfactory in form and substance to the Underwriter and the  Underwriter's  counsel,  to the effect  that  they  have  performed  certain  specified  procedures,  all  of  which  have  been  agreed  to by the
Underwriter,  as a result of which  they  determined  that  certain  information  of an  accounting,  financial  or statistical  nature set forth in the Prospectus  Supplement under the captions  “Description of the Mortgage Pool”,
“Description of the Agreements”,  “Description of the Securities” and “Certain Yield and Prepayment Considerations”
agrees with the records of the  Company  and GMFI  excluding  any  questions  of legal  interpretation  and (b) the letter prepared pursuant to Section 4.4(e).

6.7      The Class A Certificates shall have been rated “AAA” by [___________] and “AAA” by [______________].

6.8      You shall have  received the opinion of  [____________],  counsel to the  Trustee,  dated the Closing Date and in a form and substance reasonably satisfactory to you.

The Company will furnish you with conformed  copies of the above opinions,  certificates,  letters and documents as you reasonably request.

7.       Indemnification and Contribution.

7.1      The Company and GMFI,  jointly and  severally,  agree to indemnify  and hold harmless you and each person, if any,  who  controls  you within  the  meaning  of either  Section 15 of the Act or Section 20 of the  Securities
Exchange Act of 1934, as amended (the “Exchange  Act”),  from and against any and all losses,  claims,  damages and liabilities  (i) caused by any untrue  statement or alleged  untrue  statement of a material fact  contained in the
Registration  Statement for the registration of the  Certificates as originally  filed or in any amendment  thereof or other filing  incorporated  by reference  therein,  or in the Approved  Offering  Materials or the Prospectus or
incorporated  by  reference  therein  (if used  within the period set forth in Section 5.3 hereof and as amended or supplemented  if the  Company  shall have  furnished  any  amendments  or  supplements  thereto),  or caused by any omission or alleged  omission to state therein a material  fact required to be stated  therein or necessary to make the statements therein,  in light of the circumstances  under which they were made, not misleading,  or (ii) caused by any untrue  statement  or alleged  untrue  statement  of a material  fact  contained  in any Issuer Free Writing
Prospectus,  or any omission or alleged  omission to state therein a material fact necessary to make the statements therein, in light of the circumstances  under which they were made, not misleading;  except insofar as such losses, claims,  damages,  or liabilities are caused by any such untrue  statement or omission or alleged untrue  statement or omission based upon any  information  with respect to which the  Underwriter has agreed to indemnify the Company pursuant to clause (i) of Section 7.2; provided,  however,  that none of the Company, GMFI or you will be liable in any case to the  extent  that any such loss,  claim,  damage or  liability  arises out of or is based upon any such untrue  statement  or alleged  untrue  statement  or  omission or alleged  omission  made  therein  relating to the
Excluded Information.

7.2      You agree to indemnify and hold harmless the Company,  GMFI,  their  respective  directors or officers and any person  controlling  the Company or GMFI  within the  meaning of either  Section 15 of the Act or Section 20 of the  Exchange Act from and against any and all losses,  claims,  damages and  liabilities  (i) caused by any untrue statement or alleged untrue  statement of material fact contained in the Underwriter  Information,  or any omission or alleged  omission to state  therein any  material  fact  required to be stated  therein or necessary to make the statements therein,  in light of the circumstances  under which they were made, not misleading,  (ii) caused by any untrue  statement  or alleged  untrue  statement  of  material  fact  contained  in any  Underwriter  Free  Writing
Prospectus,  or any omission or alleged  omission to state therein a material fact necessary to make the statements therein,  in light of the  circumstances  under which they were made,  not  misleading,  (iii) caused by any untrue statement or alleged untrue  statement of material fact contained in any  Underwriter  Prepared  Issuer FWP (except for any  information  accurately  extracted from the Preliminary  Prospectus  Supplement or any Issuer Free Writing
Prospectus  and included in such  Underwriter  Prepared  Issuer FWP), or any omission or alleged  omission to state therein a material fact necessary to make the statements  therein,  in light of the circumstances  under which they were made, not misleading,  (iv) caused by any  Underwriter  Prepared Issuer FWP for which the conditions set forth in Section  4.4(e) above are not  satisfied  with respect to the prior  consent by the Company,  and (v)  resulting from your failure to comply with Section 4.3 or failure to file any Underwriter  Free Writing  Prospectus  required to be filed in accordance  with Section 5.11;  provided,  however,  that the  indemnification  set forth in clauses
(ii) and  (iii) of this  Section  7.2 shall not apply to the  extent of any error or  omission  in any  Underwriter
Prepared  Issuer FWP or any  Underwriter  Free Writing  Prospectus  that was caused by any error or omission in any
Pool  Information  unless you have failed to comply with  Section 4.3 and such error was  corrected in the Approved
Offering  Materials;  provided,  further,  that none of the Company,  GMFI or you will be liable in any case to the extent that any such loss,  claim,  damage or liability arises out of or is based upon any such untrue statement or alleged untrue  statement or omission or alleged  omission made therein  relating to the Excluded  Information.  In addition,  you agree to indemnify and hold harmless the Company,  GMFI, their respective  directors or officers and any person controlling the Company or GMFI against any and all losses,  claims,  damages,  liabilities and expenses
(including,  without limitation,  reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate  resulting from incorrect  information  provided by the Underwriter in the certificates described in Section 4.5 hereof.

7.3      In case any  proceeding  (including  any  governmental  investigation)  shall be instituted  involving any person in respect of which  indemnity  may be sought  pursuant to either  Section 7.1 or Section  7.2,  such person
(the  “indemnified  party”)  shall  promptly  notify the person  against  whom such  indemnity  may be sought  (the
“indemnifying  party”) in writing and the indemnifying  party, upon request of the indemnified  party, shall retain counsel  reasonably  satisfactory  to the indemnified  party to represent the indemnified  party and any others the indemnifying  party may designate in such  proceeding and shall pay the reasonable fees and  disbursements  of such counsel related to such proceeding.  In any such proceeding,  any indemnified  party shall have the right to retain its own counsel,  but the reasonable fees and expenses of such counsel shall be at the expense of such  indemnified party unless (i) the  indemnifying  party and the indemnified  party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding  (including any impleaded  parties)  include both the indemnifying  party and the  indemnified  party and  representation  of both parties by the same  counsel  would be
inappropriate  due  to  actual  or  potential   differing  interests  between  them.  It  is  understood  that  the indemnifying  party shall not, in connection with any proceeding or related  proceedings in the same  jurisdiction, be liable for the  reasonable  fees and expenses of more than one separate firm for all such  indemnified  parties.
Such firm shall be  designated  in writing by you, in the case of parties  indemnified  pursuant to Section 7.1 and by the Company or GMFI, in the case of parties  indemnified  pursuant to Section 7.2. The  indemnifying  party may, at its option, at any time upon written notice to the indemnified  party,  assume the defense of any proceeding and may designate counsel  reasonably  satisfactory to the indemnified party in connection  therewith provided that the counsel  so  designated  would  have  no  actual  or  potential  conflict  of  interest  in  connection  with  such representation.  Unless it shall assume the defense of any  proceeding the  indemnifying  party shall not be liable for any settlement of any proceeding,  effected  without its written  consent,  but if settled with such consent or if there be a final judgment for the plaintiff,  the indemnifying  party agrees to indemnify the indemnified  party from and  against any loss or  liability  by reason of such  settlement  or  judgment.  If the  indemnifying  party assumes the defense of any  proceeding,  it shall be  entitled  to settle such  proceeding  with the consent of the indemnified  party or, if such  settlement  provides for release of the  indemnified  party in connection  with all matters  relating to the proceeding  which have been asserted  against the indemnified  party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

7.4      If the  indemnification  provided  for in this  Section 7 is  unavailable  to an  indemnified  party under
Section  7.1 or  Section  7.2 hereof or  insufficient  in respect of any  losses,  claims,  damages or  liabilities referred  to  therein,  then  the  indemnifying  party,  in lieu of  indemnifying  such  indemnified  party,  shall contribute to the amount paid or payable by such indemnified party as a result of such losses,  claims,  damages or liabilities,  in such  proportion  as is  appropriate  to reflect not only the  relative  benefits  received by the
Company and GMFI on the one hand and the  Underwriter on the other from the offering of the  Certificates  but also the relative fault of the Company or GMFI on the one hand and of the  Underwriter  on the other in connection  with the statements or omissions which resulted in such losses,  claims,  damages or  liabilities,  as well as any other relevant  equitable  considerations.  The  relative  fault  of the  Company  and  GMFI on the one  hand  and of the
Underwriter  on the other shall be determined  by reference  to, among other things,  whether the untrue or alleged untrue  statement  of a material  fact or the  omission  or alleged  omission to state a material  fact  relates to information supplied by the Company or by the Underwriter,  and the parties' relative intent, knowledge,  access to information and opportunity to correct or prevent such statement or omission.

7.5      The  Company,  GMFI and the  Underwriter  agree that it would not be just and  equitable  if  contribution pursuant to this Section 7 were determined by pro rata  allocation or by any other method of allocation  which does not take  account of the  considerations  referred  to in  Section  7.4  above.  The  amount  paid or payable by an indemnified party as a result of the losses,  claims,  damages and liabilities  referred to in this Section 7 shall be deemed to include,  subject to the limitations set forth above, any legal or other expenses  reasonably incurred by such indemnified  party in connection with  investigating or defending any such action or claim except where the indemnified  party is required to bear such  expenses  pursuant to Section 7.4;  which  expenses  the  indemnifying party  shall  pay  as and  when  incurred,  at the  request  of the  indemnified  party,  to the  extent  that  the indemnifying  party  believes  that it will be  ultimately  obligated to pay such  expenses.  In the event that any expenses  so paid by the  indemnifying  party are  subsequently  determined  to not be  required to be borne by the indemnifying  party  hereunder,  the party which received such payment shall promptly  refund the amount so paid to the party  which made such  payment.  No person  guilty of  fraudulent  misrepresentation  (within  the  meaning of
Section 11(f) of the Act) shall be entitled to  contribution  from any person who was not guilty of such fraudulent misrepresentation.

7.6      The  indemnity  and  contribution  agreements  contained  in this  Section 7 and the  representations  and warranties  of the  Company  and GMFI in this  Agreement  shall  remain  operative  and in full  force  and  effect regardless of (i) any termination of this Agreement,  (ii) any  investigation  made by the Underwriter or on behalf of the  Underwriter or any person  controlling  the Underwriter or by or on behalf of the Company or GMFI and their respective  directors  or  officers  or any person  controlling  the  Company or GMFI and (iii)  acceptance  of and payment for any of the Certificates.

8.       Termination.  This  Agreement  shall be subject to termination by notice given to the Company and GMFI, if the sale of the Certificates  provided for herein is not consummated  because of any failure or refusal on the part of the Company or GMFI to comply with the terms or to fulfill any of the  conditions of this  Agreement,  or if for any reason the Company or GMFI shall be unable to perform their  respective  obligations  under this Agreement.  If you  terminate  this  Agreement in accordance  with this Section 8, the Company or GMFI will  reimburse you for all reasonable  out-of-pocket  expenses  (including  reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

9.       Certain   Representations  and  Indemnities  to  Survive.  The  respective  agreements,   representations,
warranties,  indemnities  and other  statements of the Company,  GMFI or the officers of any of the Company,  GMFI, and you set forth in or made  pursuant to this  Agreement  will remain in full force and effect,  regardless of any investigation,  or  statement as to the results  thereof,  made by you or on your behalf or made by or on behalf of the Company or GMFI or any of their  respective  officers,  directors  or  controlling  persons,  and will  survive delivery of and payment for the Certificates.

10.      Notices.  All communications  hereunder will be in writing and effective only on receipt,  and, if sent to the Underwriter will be mailed,  delivered or telegraphed and confirmed to you at [_______________],  or if sent to the Company,  will be mailed,  delivered or telegraphed and confirmed to it at GreenPoint  Mortgage Securities LLC,
100 Wood Hollow Drive, Doorstop #32210, Novato,  California 94945,  Attention:  [___________];  or, if sent to GMFI will be mailed,  delivered or  telegraphed  and  confirmed to it at GreenPoint  Mortgage  Funding,  Inc.,  100 Wood
Hollow Drive, Doorstop #22210, Novato, California 94945, Attention: [___________].

11.      Successors.  This  Agreement  will  inure to the  benefit of and be binding  upon the  parties  hereto and their  respective  successors  and the officers and  directors  and  controlling  persons  referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

12.      Applicable  Law.  This  Agreement  will be governed by and  construed in  accordance  with the laws of the
State of New York,  without  regard to the  conflict of law  principles  thereof,  other than  Sections  5-1401 and
5-1402 of the New York General Obligations Law.

13.      Counterparts.  This  Agreement  may be  executed  in any number of  counterparts,  each of which  shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your  understanding of our agreement,  please sign and return to us a counterpart  hereof,  whereupon this letter and your  acceptance  shall  represent a binding  agreement among the
Company, GMFI and you.

                                                     Very truly yours,

                                                     GREENPOINT MORTGAGE SECURITIES LLC

                                                     By:___________________________________________________________
                                                     Name:
                                                     Title:

                                                     GREENPOINT MORTGAGE FUNDING, INC.

                                                     By:___________________________________________________________
                                                     Name:
                                                     Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

[UNDERWRITER]

By:_______________________________________

Name:

Title:

                                                     EXHIBIT A

                                               EXCLUDED INFORMATION

                                                     EXHIBIT B

                                              UNDERWRITER INFORMATION

                                                     EXHIBIT C

                                             UNDERWRITER'S CERTIFICATE